Registration No. 333-

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                               FORM S-8

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     MODINE MANUFACTURING COMPANY
                     ----------------------------
          (Exact name of issuer as specified in its charter)

          Wisconsin                                    39-0482000
-----------------------------------              ----------------------
(State of other jurisdiction of                   (IRS Employer
incorporation or organization)                    Identification No.)

            1500 DeKoven Avenue, Racine, Wisconsin   53403
            ----------------------------------------------
          (Address of Principal Executive Offices) (Zip Code)


  Modine Manufacturing Company Contributory Employee Stock Ownership
  ------------------------------------------------------------------
                 Plan for Hourly-Rate Union Employees
                 ------------------------------------
                       (Full title of the plan)


W. E. Pavlick, Secretary, 1500 DeKoven Avenue, Racine, Wisconsin 53403
----------------------------------------------------------------------
                (Name and address of agent for service)

                            (414) 636-1200
                            --------------
     (Telephone number, including area code, of agent for service)


                    Calculation of Registration Fee

---------------------------------------------------------------------------
                                   Proposed      Proposed
 Title of                          Maximum       Maximum
Securities           Amount        Offering     Aggregate     Amount of
  to be              to be        Price Per      Offering    Registration
Registered         Registered       Share         Price          Fee
----------         ----------     ---------     ---------    ------------
Common Stock
$0.625 par value    200,000        $28.75*      $5,750,000*   $1,742.43

*    The Proposed Maximum Offering Price Per Share and Proposed
     Maximum Aggregate Offering Price, for purposes of calculating the registration fee, are based upon $28.75 per share, the closing price on June 17, 1997.

              An Exhibits Index appears at Page 6 herein.

     This registration statement pertains to additional shares of Common Stock, $0.625 par value, of Modine Manufacturing Company (the "Company") to be registered for issuance pursuant to the Modine Manufacturing Company Modine Contributory Employee Stock Ownership Plan for Hourly-Rate Union Employees (the "Plan"). In accordance with Form S-8, General Instruction E, the contents of the Company's Form S-8 Registration Statements filed January 28, 1976, and bearing Registration No. 2-55398; October 5, 1983, and bearing Registration No. 2-86985; and filed July 22, 1993, and bearing Registration No. 33-66438, respectively, are hereby incorporated by reference as if fully set forth herein.


                                PART II

Item 8.        Exhibits.
------         ---------

  4(a)         Rights Agreement dated as of October 16,
               1986 between the Registrant and First
               Chicago Trust Company of New York (Rights
               Agent) (filed by reference to the
               Registrant's Annual Report on Form 10-K
               for the fiscal year ended March 31,
               1992).

  4(b)(i)      Rights Agreement Amendment No. 1 dated
               as of January 18, 1995 between the
               Registrant and First Chicago Trust
               Company of New York (Rights Agent) (filed by reference to the exhibit contained within the Registrant's Current Report on Form 8-K dated January 13, 1995.)

  4(b)(ii)     Rights Agreement Amendment No. 2 dated
               as of January 18, 1995 between the
               Registrant and First Chicago Trust
               Company of New York (Rights Agent) (filed by reference to the exhibit contained within the Registrant's Current Report on Form 8-K dated January 13, 1995.)

  4(b)(iii)    Rights Agreement Amendment No. 3 dated
               as of October 15, 1996 between the
               Registrant and First Chicago Trust
               Company of New York (Rights Agent)
               (filed by reference to the exhibit
               contained within the Registrant's
               Current Report on Form 8-A dated
               December 18, 1996.)

               Note:  The amount of long-term debt
               ----
               authorized under any instrument defining the rights of holders of long-term debt of the Registrant, other than as noted above, does not exceed ten percent of the total assets of the Registrant and its

Item 8.        Exhibits.
------         --------

               subsidiaries on a consolidated basis.
               Therefore, no such instruments are
               required to be filed as exhibits to this Form 10-K. The Registrant agrees to furnish copies of such instruments to the Commission upon request.

  5            Opinion regarding legality.

 15            Not Applicable.

 23            Consent of Independent Auditors.

 24            Not Applicable.

 27            Not Applicable.

 28            Not Applicable.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on the 18th day of June, 1997.


                              MODINE MANUFACTURING COMPANY


                              By: D. R. JOHNSON
                                 -------------------------------
                                   D. R. Johnson, President and
                                   Chief Operating Officer




     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



R. T. SAVAGE                                      June 18, 1997
------------------------------------              -------------
R. T. Savage, Chairman, Chief                          Date
Executive Officer and Director



A. D. REID                                        June 18, 1997
------------------------------------              -------------
A. D. Reid, Vice President, Finance                    Date
and Chief Financial Officer



W. E. PAVLICK                                     June 18, 1997
------------------------------------              -------------
W. E. Pavlick, Senior Vice President,                  Date
General Counsel and Secretary



R. J. DOYLE                                       June 18, 1997
------------------------------------              -------------
R. J. Doyle, Director                                  Date




T. J. GUENDEL                                     June 18, 1997
------------------------------------              -------------
T. J. Guendel, Director                                Date

F. W. JONES                                       June 18, 1997
------------------------------------              -------------
F. W. Jones, Director                                  Date



V. L. MARTIN                                      June 18, 1997
------------------------------------              -------------
V. L. Martin, Director                                 Date



D. J. KUESTER                                     June 18, 1997
------------------------------------              -------------
D. J. Kuester, Director                                Date



G. L. NEALE                                       June 18, 1997
------------------------------------              -------------
G. L. Neale, Director                                  Date



S. W. TISDALE                                     June 18, 1997
------------------------------------              -------------
S. W. Tisdale, Director                                Date



M. T. YONKER                                      June 18, 1997
------------------------------------              -------------
M. T. Yonker, Director                                 Date

                            EXHIBITS INDEX

                                                                Sequential
Description.                                                    Page No.
-----------                                                     ----------

  4(a)         Rights Agreement dated as of October 16,
               1986 between the Registrant and First
               Chicago Trust Company of New York (Rights
               Agent) (filed by reference to the
               Registrant's Annual Report on Form 10-K
               for the fiscal year ended March 31, 1992).

  4(b)(i) Rights Agreement Amendment No. 1 dated as of January 18, 1995 between the Registrant and First Chicago Trust Company of New York
               (Rights Agent) (filed by reference to the exhibit contained within the Registrant's
               Current Report on Form 8-K dated January 13,
               1995.)

  4(b)(ii)     Rights Agreement Amendment No. 2 dated as of
               January 18, 1995 between the Registrant and
               First Chicago Trust Company of New York
               (Rights Agent) (filed by reference to the exhibit contained within the Registrant's
               Current Report on Form 8-K dated January 13,
               1995.)

  4(b)(iii)    Rights Agreement Amendment No. 3 dated as of
               October 15, 1996 between the Registrant and
               First Chicago Trust Company of New York
               (Rights Agent) (filed by reference to the exhibit contained within the Registrant's
               Current Report on Form 8-A dated December 18,
               1996.)

               Note:  The amount of long-term debt
               ----
               authorized under any instrument defining the rights of holders of long-term debt of the Registrant, other than as noted above, does not exceed ten percent of the total assets of the Registrant and its subsidiaries on a consolidated basis.
               Therefore, no such instruments are
               required to be filed as exhibits to this Form 10-K. The Registrant agrees to furnish copies of such instruments to the Commission upon request.

 *5            Opinion regarding legality.                         8

 15            Not Applicable

*23            Consent of Independent Auditors.                    9

 24            Not Applicable.

                                                                Sequential
Description.                                                    Page No.
-----------                                                     -----------

 27            Not Applicable.

 28            Not Applicable.


*Filed herewith.